FIRST QUARTER 2019
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

	Retail	Office	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,322,012	821,785	1,455 (1)	—	—

San Francisco	35,156	516,985	—	—	—

Oahu	429,718	—	—	96,707	369

Monterey	673,572	—	—	—	—

San Antonio	588,970	—	—	—	—

Portland	44,153	820,244	657	—	—

Seattle	—	497,472	—	—	—

Total	3,093,581	2,656,486	2,112	96,707	369

		Square Feet		%
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Size of circle denotes approximation of square feet / units. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Retail	3.1	million	53%
	Office	2.7	million	47%
Data is as of March 31, 2019.	Totals	5.8	million
(1) Includes 122 RV spaces.

First Quarter 2019 Supplemental Information	Page 2

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

First Quarter 2019 Supplemental Information	Page 3

FINANCIAL HIGHLIGHTS

First Quarter 2019 Supplemental Information	Page 4

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	March 31, 2019	December 31, 2018
	(unaudited)	(audited)
ASSETS
Real estate, at cost
Operating real estate	$2,569,407	$2,549,571
Construction in progress	77,094	71,228
Held for development	9,392	9,392
	2,655,893	2,630,191
Accumulated depreciation	(609,020)	(590,338)
Net real estate	2,046,873	2,039,853
Cash and cash equivalents	54,538	47,956
Restricted cash	9,777	9,316
Accounts receivable, net	9,137	9,289
Deferred rent receivable, net	40,554	39,815
Other assets, net	56,169	52,021
TOTAL ASSETS	$2,217,048	$2,198,250
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$162,688	$182,572
Unsecured notes payable, net	1,045,709	1,045,863
Unsecured line of credit, net	86,438	62,337
Accounts payable and accrued expenses	53,683	46,616
Security deposits payable	7,579	8,844
Other liabilities and deferred credits, net	55,618	49,547
Total liabilities	1,411,715	1,395,779
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 47,486,894 and 47,335,409 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	475	474
Additional paid in capital	928,792	920,661
Accumulated dividends in excess of net income	(130,841)	(128,778)
Accumulated other comprehensive income	8,825	10,620
Total American Assets Trust, Inc. stockholders' equity	807,251	802,977
Noncontrolling interests	(1,918)	(506)
Total equity	805,333	802,471
TOTAL LIABILITIES AND EQUITY	$2,217,048	$2,198,250

First Quarter 2019 Supplemental Information	Page 5

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2019	2018
REVENUE:
Rental income	$76,831	$76,201
Other property income	8,488	4,531
Total revenue	85,319	80,732
EXPENSES:
Rental expenses	20,796	20,420
Real estate taxes	9,046	8,546
General and administrative	6,073	5,567
Depreciation and amortization	20,583	33,279
Total operating expenses	56,498	67,812
OPERATING INCOME	28,821	12,920
Interest expense	(13,349)	(13,820)
Other (expense) income, net	(229)	209
NET INCOME (LOSS)	15,243	(691)
Net (income) loss attributable to restricted shares	(93)	72
Net (income) loss attributable to unitholders in the Operating Partnership	(4,055)	166
NET INCOME (LOSS) ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$11,095	$(453)

EARNINGS PER COMMON SHARE
Basic income (loss) from operations attributable to common stockholders per share	$0.24	$(0.01)
Weighted average shares of common stock outstanding - basic	47,004,465	46,935,820
Diluted income (loss) from continuing operations attributable to common stockholders per share	$0.24	$(0.01)
Weighted average shares of common stock outstanding - diluted	64,182,073	46,935,820

First Quarter 2019 Supplemental Information	Page 6

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2019	2018
Funds from Operations (FFO) (1)
Net income (loss)	$15,243	$(691)
Depreciation and amortization of real estate assets	20,583	33,279
FFO, as defined by NAREIT	35,826	32,588
Less: Nonforfeitable dividends on restricted stock awards	(91)	(71)
FFO attributable to common stock and common units	$35,735	$32,517

FFO per diluted share/unit	$0.56	$0.51

Weighted average number of common shares and common units, diluted (2)	64,185,323	64,134,497

Funds Available for Distribution (FAD) (1)	$13,873	$22,755

Dividends
Dividends declared and paid	$18,061	$17,388
Dividends declared and paid per share/unit	$0.28	$0.27

First Quarter 2019 Supplemental Information	Page 7

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2019	2018
Funds Available for Distribution (FAD) (1)
FFO	$35,826	$32,588
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(17,879)	(10,673)
Net effect of straight-line rents (3)	(203)	454
Amortization of net above (below) market rents (4)	(925)	(714)
Net effect of other lease assets (5)	(4,321)	(2)
Amortization of debt issuance costs and debt fair value adjustment	368	446
Non-cash compensation expense	1,098	727
Nonforfeitable dividends on restricted stock awards	(91)	(71)
FAD	$13,873	$22,755

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$10,993	$5,787
Maintenance capital expenditures	6,886	4,886
	$17,879	$10,673

Notes:

(1)	See Glossary of Terms.

(2)
For the three months ended March 31, 2019 and 2018, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.

(3)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(4)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(5)
Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, lease termination fees at Carmel Mountain Plaza and straight-line rent expense for our leases at the Annex at the Landmark at One Market.

First Quarter 2019 Supplemental Information	Page 8

SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2019
	Retail	Office	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$25,718	$27,430	$12,899	$—	$66,047
Non-same store (1)	3,719	376	—	15,177	19,272
Total	29,437	27,806	12,899	15,177	85,319
Real estate expenses
Same-store	5,738	8,062	5,073	—	18,873
Non-same store (1)	1,416	427	—	9,126	10,969
Total	7,154	8,489	5,073	9,126	29,842
Net Operating Income (NOI)
Same-store	19,980	19,368	7,826	—	47,174
Non-same store (1)	2,303	(51)	—	6,051	8,303
Total	$22,283	$19,317	$7,826	$6,051	$55,477
Same-store NOI	$19,980	$19,368	$7,826	$—	$47,174
Net effect of straight-line rents (2)	(284)	394	66	—	176
Amortization of net above (below) market rents (3)	(478)	(388)	—	—	(866)
Net effect of other lease intangibles (4)	(4,406)	79	—	—	(4,327)
Tenant improvement reimbursements (5)	(17)	(974)	—	—	(991)
Same-store cash NOI (5)	$14,795	$18,479	$7,892	$—	$41,166

Notes:

(1)	Same-store and non-same store classifications are determined based on properties held on March 31, 2019 and 2018. See Glossary of Terms.

(2)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(3)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(4)
Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, lease termination fees at Carmel Mountain Plaza and straight-line rent expense for our leases at the Annex at the Landmark at One Market.

(5)	Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

First Quarter 2019 Supplemental Information	Page 9

SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2019	2018	Change
Cash Basis:
Retail	$14,795	$15,288	(3.2)%
Office	18,479	18,225	1.4
Multifamily	7,892	7,353	7.3
Mixed-Use	—	—	—
Same-store Cash NOI (1)(2)	$41,166	$40,866	0.7%

Notes:

(1)	Excluding lease termination fees, for the three months ended March 31, 2019 and 2018, same-store cash NOI would be 1.4%.

(2)	See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

First Quarter 2019 Supplemental Information	Page 10

SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2019	2018	Change
Cash Basis:
Retail	$17,081	$19,149	(10.8)%
Office	18,323	18,084	1.3
Multifamily	7,892	7,353	7.3
Mixed-Use	—	—	—
Same-store Cash NOI with Redevelopment (1)(2)	$43,296	$44,586	(2.9)%

Notes:

(1)	Excluding lease termination fees, for the three months ended March 31, 2019 and 2018, same-store cash NOI with redevelopment would be (2.3)%.

(2)	See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

First Quarter 2019 Supplemental Information	Page 11

CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2019
	Retail	Office	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	7,854	4,488	6,085	—	18,427
Northern California	2,812	5,633	—	—	8,445
Hawaii	2,778	—	—	5,921	8,699
Oregon	237	4,529	1,807	—	6,573
Texas	3,402	—	—	—	3,402
Washington	—	4,482	—	—	4,482
Total Cash NOI	$17,083	$19,132	$7,892	$5,921	$50,028

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

First Quarter 2019 Supplemental Information	Page 12

CASH NOI BREAKDOWN

Three Months Ended March 31, 2019

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

First Quarter 2019 Supplemental Information	Page 13

PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2019
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Retail Portfolio
Carmel Country Plaza	$966	$25	$223	$(198)	$—	$1,016
Carmel Mountain Plaza	3,089	9	645	(837)	—	2,906
South Bay Marketplace	556	35	180	(188)	—	583
Gateway Marketplace	601	2	126	(205)	(14)	510
Lomas Santa Fe Plaza	1,496	10	293	(355)	—	1,444
Solana Beach Towne Centre	1,469	18	415	(487)	—	1,415
Del Monte Center	2,741	118	883	(1,182)	(33)	2,527
Geary Marketplace	289	—	138	(140)	—	287
The Shops at Kalakaua	500	26	47	(83)	—	490
Waikele Center	2,727	240	703	(1,385)	—	2,285
Alamo Quarry Market	3,574	36	1,730	(1,956)	17	3,401
Hassalo on Eighth - Retail	240	49	51	(104)	—	236
Subtotal Retail Portfolio	$18,248	$568	$5,434	$(7,120)	$(30)	$17,100
Office Portfolio						—
Torrey Reserve Campus (7)	$4,928	$59	$252	$(1,424)	$(642)	$3,173
Torrey Point	246	66	—	(226)	(246)	(160)
Solana Crossing	1,841	5	30	(471)	74	1,479
The Landmark at One Market	6,896	28	151	(2,330)	—	4,745
One Beach Street	1,098	1	108	(319)	—	888
First & Main	2,805	192	478	(911)	—	2,564
Lloyd District Portfolio (7)	2,528	543	108	(1,168)	110	2,121
City Center Bellevue	4,802	725	232	(1,439)	163	4,483
Subtotal Office Portfolio	$25,144	$1,619	$1,359	$(8,288)	$(541)	$19,293

First Quarter 2019 Supplemental Information	Page 14

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2019
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$3,313	$208	$—	$(1,225)	$(46)	$2,250
Imperial Beach Gardens	884	59	—	(333)	(4)	606
Mariner's Point	417	30	—	(166)	—	281
Santa Fe Park RV Resort	357	12	—	(217)	—	152
Pacific Ridge Apartments	4,250	196	—	(1,619)	(31)	2,796
Hassalo on Eighth - Multifamily	3,008	396	—	(1,513)	(84)	1,807
Subtotal Multifamily Portfolio	$12,229	$901	$—	$(5,073)	$(165)	$7,892
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,744	$988	$1,004	$(1,787)	$—	$2,949
Waikiki Beach Walk - Embassy Suites™	9,642	670	—	(7,340)	—	2,972
Subtotal Mixed-Use Portfolio	$12,386	$1,658	$1,004	$(9,127)	$—	$5,921
Subtotal Development Properties	$1	$55	$—	$(234)	$—	$(178)
Total	$68,008	$4,801	$7,797	$(29,842)	$(736)	$50,028

Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.

Notes:

(1)
Base rent for our retail and office portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended March 31, 2019 (before abatements and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our retail and office portfolio were approximately $48 and $1,514, respectively, for the three months ended March 31, 2019. There were no abatements for the retail portion of our mixed-use portfolio for the three months ended March 31, 2019. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $166 of abatements for our multifamily portfolio for the three months ended March 31, 2019. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended March 31, 2019. Total tenant improvement reimbursements for our retail and office portfolio were approximately $17 and $974, respectively, for the three months ended March 31, 2019. There were no tenant improvement reimbursements for the retail portion of our mixed-use portfolio for the three months ended March 31, 2019.

(2)
Represents additional property-related income for the three months ended March 31, 2019, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).

(3)	Represents billed tenant expense reimbursements for the three months ended March 31, 2019.

(4)
Represents property operating expenses for the three months ended March 31, 2019. Property operating expenses includes all rental expenses, except non cash rent expense and the provision for bad debt recorded for deferred rent receivables.

(5)	Represents various rental adjustments related to base rent (abatements and tenant improvement reimbursements) and additional property income (lease termination fees).

(6)	See Glossary of Terms.

(7)
Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Reserve Campus, Solana Crossing and Lloyd District Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $311 for the three months ended March 31, 2019.

First Quarter 2019 Supplemental Information	Page 15

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2019
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Retail Portfolio	$944	$3,793	$4,737	$54	$—	$4,791
Office Portfolio	9,937	2,042	11,979	4,504	—	16,483
Multifamily Portfolio	—	771	771	—	—	771
Mixed-Use Portfolio	112	280	392	—	—	392
Total	$10,993	$6,886	$17,879	$4,558	$—	$22,437

First Quarter 2019 Supplemental Information	Page 16

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	March 31, 2019	Interest Rate	Service (1)	Maturity Date
Torrey Reserve - VCI, VCII, VCIII	6,600	6.36%	560	June 1, 2020
Solana Crossing I-II	10,444	5.91%	855	June 1, 2020
Solana Beach Towne Centre	34,812	5.91%	2,849	June 1, 2020
City Center Bellevue (2)	111,000	3.98%	4,491	November 1, 2022
Secured Notes Payable / Weighted Average (3)	$162,856	4.61%	$8,755
Term Loan A (4)	$100,000	4.13%	$4,199	January 9, 2021
Series A Notes (5)	150,000	3.88%	6,060	October 31, 2021
Term Loan B (6)	100,000	2.75%	2,756	March 1, 2023
Term Loan C (7)	50,000	2.74%	1,374	March 1, 2023
Series F Notes (8)	100,000	3.85%	3,780	July 19, 2024
Series B Notes	100,000	4.45%	4,450	February 2, 2025
Series C Notes	100,000	4.50%	4,500	April 1, 2025
Series D Notes (9)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (10)	100,000	4.18%	4,240	May 23, 2029
Unsecured Notes Payable / Weighted Average (11)	$1,050,000	3.88%	$42,084
Unsecured Line of Credit (12)	$88,000	3.60%
Notes:

(1)	Includes interest and principal payments due over the next twelve months.

(2)	Interest only.

(3)	The Secured Notes Payable total does not include debt issuance costs, net of $0.2 million.

(4)
Term Loan A has a stated maturity of January 9, 2021, subject to our option to extend Term Loan A up to three times, with each such extension for a one-year period. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 4.13%, subject to adjustments based on our consolidated leverage ratio.

(5)
$150 million of 4.04% Senior Guaranteed Notes, Series A, due October 31, 2021. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series A Notes is approximately 3.88% per annum, through maturity.

(6)
Term Loan B matures on March 1, 2023. Term Loan B accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.75%, subject to adjustments based on our consolidated leverage ratio.

(7)
Term Loan C matures on March 1, 2023. Term Loan C accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.74%, subject to adjustments based on our consolidated leverage ratio.

(8)
$100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.

(9)
$250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.

(10)
$100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.

(11)	The Unsecured Notes Payable total does not include debt issuance costs, net of $4.3 million.

(12)
The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $350 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $350 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 9, 2022, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at LIBOR, plus a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $1.6 million.

First Quarter 2019 Supplemental Information	Page 17

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)

Market data	March 31, 2019
Common shares outstanding	47,487
Common units outstanding	17,178
Common shares and common units outstanding	64,665
Market price per common share	$45.86
Equity market capitalization	$2,965,537
Total debt	$1,300,856
Total market capitalization	$4,266,393
Less: Cash on hand	$(54,538)
Total enterprise value	$4,211,855
Total unencumbered assets, gross	$2,417,339

Total debt/Total capitalization	30.5%
Total debt/Total enterprise value	30.9%
Net debt/Total enterprise value (1)	29.6%
Total unencumbered assets, gross/Unsecured debt	212.7%

Total debt/Adjusted EBITDA (2)(3)	6.6	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.3	x
Interest coverage ratio (4)	3.8	x
Fixed charge coverage ratio (4)	3.8	x

Weighted Average Fixed Interest Rate	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
	—%	6.0%	4.0%	4.0%	2.7%	3.8%	4.5%	—%	3.9%	—%	4.2%

Total Weighed Average Fixed Interest Rate:	4.0%
Weighted Average Term to Maturity:	5.2 years

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Negative
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:

(1)	Net debt is equal to total debt less cash on hand.

(2)	See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.

(3)	As used here, Adjusted EBITDA represents the actual for the three months ended March 31, 2019 annualized.

(4)	Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.

First Quarter 2019 Supplemental Information	Page 18

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:
Torrey Point	San Diego, CA	2015	July 31, 2017	6.75% - 7.75%	90,000	42.1%	2019	$42,224	$55,800

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Solana Crossing (Building 5)	Retail	Solana Beach, CA	10,000	N/A	Development of 10,000 square foot retail building
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A	Development of 45,000 square foot retail building
Solana Beach - Highway 101 (4)	Mixed Use	Solana Beach, CA	48,000	36	Development of mixed-use project
Lloyd District Portfolio - multiple phases (5)	Mixed Use	Portland, OR	TBD	TBD
Phase 2A - Oregon Square			55,000 33,000	N/A N/A	Remodel and repurpose of two 33,000 square feet office buildings into flexible creative office space that unlock 22,000 square feet of leasable space that was previously used for basement storage

Phase 2B - Oregon Square			TBD	TBD	Development of mixed-use residential tower and build-to-suit office tower

Notes:

(1)	The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.

(2)	Based on management's estimation of stabilized occupancy (90%).

(3)	Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.

(4)
Represents commercial portion of development opportunity for Solana Beach - Highway 101. A third party has exercised its option to acquire this property from us for $9.43 million which we anticipate to close on or before June 1, 2019. The third party had previously been granted an option to acquire this property in consideration for a non-refundable $1.4 million option payment.

(5)
The Lloyd District Portfolio was acquired in 2011 consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

First Quarter 2019 Supplemental Information	Page 19

PORTFOLIO DATA

First Quarter 2019 Supplemental Information	Page 20

PROPERTY REPORT

As of March 31, 2019				Retail and Office Portfolios
				Net			Annualized
			Number	Rentable			Base Rent
		Year Built/	of	Square	Percentage	Annualized	per Leased
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	94.6%	$3,866,821	$52.34		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (7)	San Diego, CA	1994/2014	15	528,416	98.3	12,641,031	24.34		Dick's Sporting Goods, Saks Fifth Avenue Off 5th
South Bay Marketplace (7)	San Diego, CA	1997	9	132,877	88.7	2,224,284	18.87		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	98.7	2,405,283	19.06	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	208,030	97.0	5,986,986	29.67		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,730	93.5	5,950,827	25.80		Dixieline Probuild, Marshalls
Del Monte Center (7)	Monterey, CA	1967/1984/2006	16	673,572	98.5	11,720,501	17.67	Macy's, KLA Monterrey	Forever 21, Century Theatres
Geary Marketplace	Walnut Creek, CA	2012	3	35,156	95.6	1,156,909	34.42		Sprouts Farmer Market, Freebirds Wild Burrito
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	100.0	2,012,161	172.41		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	100.0	10,969,961	26.24	Lowe's	UFC Gym, Old Navy
Alamo Quarry Market (7)	San Antonio, TX	1997/1999	16	588,970	97.7	14,658,551	25.47	Regal Cinemas	Bed Bath & Beyond, Whole Foods Market
Hassalo on Eighth	Portland, OR	2015	3	44,153	76.6	1,079,577	31.92		Providence Health & Services, Green Zebra Grocery
Subtotal/Weighted Average Retail Portfolio			107	3,093,581	97.1%	$74,672,892	$24.86
Office Properties
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016	14	516,676	86.3%	$20,135,415	$45.16
Torrey Point	San Diego, CA	2017	2	92,614	42.1	983,599	25.23
Solana Crossing	Solana Beach, CA	1982/2005	4	212,495	88.1	7,703,155	41.15
The Landmark at One Market (8)	San Francisco, CA	1917/2000	1	419,371	99.8	27,605,930	65.96
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	97,614	100.0	4,396,596	45.04
First & Main	Portland, OR	2010	1	360,641	98.7	11,239,919	31.58
Lloyd District Portfolio	Portland, OR	1940-2015	2	459,603	92.1	10,215,827	24.13
City Center Bellevue	Bellevue, WA	1987	1	497,472	97.4	19,726,041	40.71
Subtotal/Weighted Average Office Portfolio			26	2,656,486	92.3%	$102,006,482	$41.60
Total/Weighted Average Retail and Office Portfolio			133	5,750,067	94.9%	$176,679,374	$32.38

First Quarter 2019 Supplemental Information	Page 21

PROPERTY REPORT (CONTINUED)

As of March 31, 2019
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001-2008	80	548	96.0%	$13,277,760	$2,103
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	93.1	3,594,420	$2,011
Mariner's Point	Imperial Beach, CA	1986	8	88	95.5	1,720,920	$1,706
Santa Fe Park RV Resort (9)	San Diego, CA	1971/2007-2008	1	126	78.6	1,398,636	$1,177
Pacific Ridge Apartments	San Diego, CA	2013	3	533	96.6	17,057,604	$2,761
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	92.1	3,161,508	$1,616
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	95.6	6,355,236	$1,644
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	87.4	2,438,592	$1,626
Total/Weighted Average Multifamily Portfolio			121	2,112	93.9%	$49,004,676	$2,059

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	96,707	98.2%	$11,073,053	$116.60		Yard House, Roy's

			Number				Annualized
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (10)	Daily Rate(10)	Available Room (10)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014	2	369	91.8%	$316.34	$290.34
Notes:

(1)
The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, or BOMA, 1996 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.

(2)
Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of March 31, 2019, including leases which may not have commenced as of March 31, 2019. Percentage leased for our multifamily properties includes total units rented as of March 31, 2019.

(3)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2019 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.

(4)
Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of March 31, 2019. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of March 31, 2019.

(5)	Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.

(6)	Other principal retail tenants are defined as the two tenants leasing the most square footage, excluding anchor tenants.
(7)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$713,032
South Bay Marketplace	1	2,824	$102,276
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	4	31,994	$509,880

(8)
This property contains 419,371 net rentable square feet consisting of the Landmark at One Market (375,151 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2021, which we have the option to extend until 2031 pursuant to two five-year extension options.

(9)
The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended March 31, 2019, the highest average monthly occupancy rate for this property was 88%, occurring in December 2018. The number of units at the Santa Fe Park RV Resort includes 122 RV spaces and four apartments.

(10)
Average occupancy represents the percentage of available units that were sold during the three months ended March 31, 2019, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended March 31, 2019 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended March 31, 2019 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

First Quarter 2019 Supplemental Information	Page 22

RETAIL LEASING SUMMARY

As of March 31, 2019
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2019	13	100%	48,376	$49.14	$46.49	$127,861	5.7%	15.2%	5.4	$617,060	$12.76
4th Quarter 2018	19	100%	65,046	$46.90	$45.52	$89,535	3.0%	7.3%	4.0	$471,790	$7.25
3rd Quarter 2018	10	100%	64,585	$30.44	$25.63	$310,549	18.8%	21.7%	4.8	$166,077	$2.57
2nd Quarter 2018	15	100%	66,415	$39.54	$39.05	$32,852	1.3%	14.1%	8.1	$660,600	$9.95
Total 12 months	57	100%	244,422	$40.99	$38.70	$560,797	5.9%	13.5%	5.6	$1,915,527	$7.84

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2019	1	8%	2,441	$52.00	$54.97	$(7,247)	(5.4)%	15.0%	10.1	$294,100	$120.48
4th Quarter 2018	3	16%	2,956	$139.03	$123.55	$45,742	12.5%	18.3%	5.2	$20,840	$7.05
3rd Quarter 2018	1	10%	959	$192.00	$144.00	$46,032	33.3%	40.0%	3.0	$—	$0.00
2nd Quarter 2018	4	27%	7,986	$67.30	$74.97	$(61,197)	(10.2)%	(4.1)%	8.4	$660,600	$82.72
Total 12 months	9	16%	14,342	$87.82	$86.19	$23,330	1.9%	9.6%	7.7	$975,540	$68.02

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2019	12	92%	45,935	$48.98	$46.04	$135,108	6.4%	15.2%	5.2	$322,960	$7.03
4th Quarter 2018	16	84%	62,090	$42.51	$41.81	$43,793	1.7%	5.8%	4.0	$450,950	$7.26
3rd Quarter 2018	9	90%	63,626	$28.00	$23.84	$264,517	17.4%	20.0%	4.8	$166,077	$2.61
2nd Quarter 2018	11	73%	58,429	$35.75	$34.14	$94,049	4.7%	19.9%	8.1	$—	$0.00
Total 12 months	48	84%	230,080	$38.07	$35.74	$537,467	6.5%	14.1%	5.5	$939,987	$4.08

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2019	17	159,746	$26.17	8.6	$3,252,580	$20.36
4th Quarter 2018	21	72,031	$45.89	4.6	$925,440	$12.85
3rd Quarter 2018	16	122,381	$28.81	11.2	$11,775,947	$96.22
2nd Quarter 2018	19	74,650	$37.94	7.8	$849,831	$11.38
Total 12 months	73	428,808	$32.29	8.5	$16,803,798	$39.19
Notes:

(1)	Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.

(2)	Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.

(3)	Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.

(4)	Weighted average is calculated on the basis of square footage.

(5)	Excludes renewals at fixed contractual rates specified in the lease.

First Quarter 2019 Supplemental Information	Page 23

OFFICE LEASING SUMMARY

As of March 31, 2019
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2019	6	100%	37,541	$49.46	$47.48	$74,466	4.2%	14.6%	6.5	$1,457,995	$38.84
4th Quarter 2018	11	100%	298,303	$88.41	$54.08	$10,241,129	63.5%	95.5%	9.8	$29,601,802	$99.23
3rd Quarter 2018	9	100%	95,279	$38.40	$34.59	$363,065	11.0%	12.6%	6.3	$6,191,785	$64.99
2nd Quarter 2018	15	100%	113,182	$43.18	$37.06	$692,640	16.5%	28.8%	6.9	$4,839,775	$42.76
Total 12 months	41	100%	544,305	$67.56	$46.67	$11,371,300	44.8%	66.6%	8.4	$42,091,357	$77.33

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2019	1	17%	7,506	$48.60	$45.61	$22,479	6.6%	23.2%	7.4	$562,950	$75.00
4th Quarter 2018	8	73%	284,679	$90.10	$54.66	$10,089,839	64.8%	97.8%	10.0	$28,993,536	$101.85
3rd Quarter 2018	4	44%	83,147	$37.88	$34.15	$310,566	10.9%	11.7%	6.8	$5,987,498	$72.01
2nd Quarter 2018	2	13%	38,599	$47.58	$42.15	$209,915	12.9%	30.5%	9.8	$3,225,852	$83.57
Total 12 months	15	37%	413,931	$74.89	$49.21	$10,632,799	52.2%	77.9%	9.3	$38,769,836	$93.66

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2019	5	83%	30,035	$49.68	$47.95	$51,987	3.6%	12.7%	6.2	$895,045	$29.80
4th Quarter 2018	3	27%	13,624	$53.05	$41.94	$151,290	26.5%	39.6%	5.6	$608,266	$44.65
3rd Quarter 2018	5	56%	12,132	$41.96	$37.63	$52,499	11.5%	18.3%	2.8	$204,287	$16.84
2nd Quarter 2018	13	87%	74,583	$40.89	$34.42	$482,725	18.8%	27.9%	5.5	$1,613,923	$21.64
Total 12 months	26	63%	130,374	$44.29	$38.62	$738,501	14.7%	24.0%	5.4	$3,321,521	$25.48

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2019	12	70,228	$47.06	6.3	$3,549,809	$50.55
4th Quarter 2018	15	312,673	$86.55	9.5	$30,333,733	$97.01
3rd Quarter 2018	13	114,367	$40.84	6.4	$7,584,960	$66.32
2nd Quarter 2018	24	156,521	$41.70	6.7	$6,900,810	$44.09
Total 12 months	64	653,789	$63.57	7.9	$48,369,312	$73.98
Notes:

(1)	Comparable leases represent those leases signed on spaces for which there was a previous lease.

(2)	Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.

(3)	Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.

(4)	Weighted average is calculated on the basis of square footage.

(5)	Excludes renewals at fixed contractual rates specified in the lease.

First Quarter 2019 Supplemental Information	Page 24

MULTIFAMILY LEASING SUMMARY

As of March 31, 2019
Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2019	526	96.0%	$13,277,760	$2,103
4th Quarter 2018	517	94.3%	$13,393,860	$2,160
3rd Quarter 2018	511	93.3%	$13,313,736	$2,170
2nd Quarter 2018	544	99.3%	$13,423,164	$2,056

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2019	149	93.1%	$3,594,420	$2,011
4th Quarter 2018	145	90.6%	$3,507,960	$2,017
3rd Quarter 2018	151	94.4%	$3,625,728	$2,000
2nd Quarter 2018	157	98.1%	$3,663,048	$1,945

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2019	84	95.5%	$1,720,920	$1,706
4th Quarter 2018	80	90.9%	$1,707,156	$1,778
3rd Quarter 2018	82	93.2%	$1,711,752	$1,739
2nd Quarter 2018	86	97.7%	$1,773,576	$1,719

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2019	99	78.6%	$1,398,636	$1,177
4th Quarter 2018	111	88.1%	$1,230,864	$924
3rd Quarter 2018	98	77.8%	$1,399,620	$1,190
2nd Quarter 2018	104	82.8%	$1,825,680	$1,458

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2019	515	96.6%	$17,057,604	$2,761
4th Quarter 2018	512	96.1%	$16,747,488	$2,725
3rd Quarter 2018	513	96.2%	$16,928,340	$2,751
2nd Quarter 2018	470	88.2%	$15,842,244	$2,808

First Quarter 2019 Supplemental Information	Page 25

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of March 31, 2019
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2019	163	92.1%	$3,161,508	$1,616
4th Quarter 2018	165	93.2%	$3,202,927	$1,618
3rd Quarter 2018	157	88.7%	$3,090,732	$1,641
2nd Quarter 2018	168	94.9%	$3,268,236	$1,621

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2019	322	95.6%	$6,355,236	$1,644
4th Quarter 2018	319	94.7%	$6,295,668	$1,644
3rd Quarter 2018	312	92.6%	$6,185,088	$1,652
2nd Quarter 2018	322	95.6%	$6,449,628	$1,668

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2019	125	87.4%	$2,438,592	$1,626
4th Quarter 2018	128	89.5%	$2,443,752	$1,591
3rd Quarter 2018	126	88.1%	$2,435,748	$1,611
2nd Quarter 2018	133	93.0%	$2,500,788	$1,567

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2019	1,983	93.9%	$49,004,676	$2,059
4th Quarter 2018	1,977	93.6%	$48,529,675	$2,046
3rd Quarter 2018	1,950	92.3%	$48,690,744	$2,081
2nd Quarter 2018	1,984	93.9%	$48,746,364	$2,048

Notes:

(1)	Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.

(2)	Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.

(3)	Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

First Quarter 2019 Supplemental Information	Page 26

MIXED-USE LEASING SUMMARY

As of March 31, 2019

Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
1st Quarter 2019	94,934	98.2%	$11,073,053	$117
4th Quarter 2018	92,890	96.1%	$10,752,372	$116
3rd Quarter 2018	92,767	95.9%	$10,573,741	$114
2nd Quarter 2018	92,777	95.9%	$10,610,601	$114

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
1st Quarter 2019	339	91.8%	$316	$290
4th Quarter 2018	337	91.3%	$315	$288
3rd Quarter 2018	342	92.8%	$348	$323
2nd Quarter 2018	346	93.7%	$303	$284
Notes:

(1)	Percentage leased for mixed-use property includes square footage under leases as of March 31, 2019, including leases which may not have commenced as of March 31, 2019.

(2)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2019 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.

(3)	Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of March 31, 2019.

(4)
Average occupancy represents the percentage of available units that were sold during the three months ended March 31, 2019, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

First Quarter 2019 Supplemental Information	Page 27

LEASE EXPIRATIONS

As of March 31, 2019
Assumes no exercise of lease options
	Office					Retail				Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	20,835		0.8%	0.4%	$3.73	37,109	1.2%	0.6%	$30.45	1,214	1.3%	—%	$—	59,158	1.0%	$20.41
2019	156,907		5.9	2.7	$42.48	64,011	2.1	1.1	$41.49	9,322	9.6	0.2	$127.77	230,240	3.9	$45.66
2020	272,447		10.3	4.7	$37.06	297,107	9.6	5.1	$27.71	19,930	20.6	0.3	$59.30	589,484	10.1	$33.10
2021	237,145		8.9	4.1	$40.82	187,210	6.1	3.2	$44.11	20,972	21.7	0.4	$181.05	445,327	7.6	$48.81
2022	252,671		9.5	4.3	$48.09	447,386	14.5	7.7	$30.44	5,481	5.7	0.1	$216.15	705,538	12.1	$38.20
2023	338,712	(2)	12.8	5.8	$48.15	302,899	9.8	5.2	$24.78	6,432	6.7	0.1	$75.75	648,043	11.1	$37.50
2024	121,703		4.6	2.1	$45.96	424,164	13.7	7.3	$27.09	8,635	8.9	0.1	$100.27	554,502	9.5	$32.37
2025	259,207		9.8	4.4	$35.22	184,420	6.0	3.2	$22.81	1,010	1.0	—	$251.61	444,637	7.6	$30.56
2026	131,760	(3)	5.0	2.3	$39.77	106,939	3.5	1.8	$26.68	—	—	—	$—	238,699	4.1	$33.91
2027	15,459		0.6	0.3	$51.18	120,100	3.9	2.1	$27.35	13,118	13.6	0.2	75.15	148,677	2.5	$34.05
2028	104,343		3.9	1.8	$41.78	481,296	15.6	8.2	$14.58	8,820	9.1	0.2	$127.60	594,459	10.2	$21.03
Thereafter	391,985	(4)	14.8	6.7	$55.90	188,014	6.1	3.2	$23.52	—	—	—	$—	579,999	9.9	$45.40
Signed Leases Not Commenced	148,620		5.6	2.5	—	164,302	5.3	2.8	—	—	—	—	—	312,922	5.4	—
Available	204,692		7.7	3.5	—	88,624	2.9	1.5	—	1,773	1.8	—	—	295,089	5.0	—
Total (5)	2,656,486		100.0%	45.4%	$38.40	3,093,581	100.0%	52.9%	$24.14	96,707	100.0%	1.7%	$114.5	5,846,774	100.0%	$32.11

Assumes all lease options are exercised
	Office					Retail				Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	20,835		0.8%	0.4%	$3.73	37,109	1.2%	0.6%	$30.45	1,214	1.3%	—%	$—	59,158	1.0%	$20.41
2019	155,454		5.9	2.7	$42.57	40,898	1.3	0.7	$38.29	9,322	9.6	0.2	$127.77	205,674	3.5	$45.58
2020	133,305		5.0	2.3	$38.52	167,934	5.4	2.9	$23.77	2,568	2.7	—	$110.68	303,807	5.2	$30.98
2021	70,182		2.6	1.2	$41.96	105,423	3.4	1.8	$46.21	20,972	21.7	0.4	$181.05	196,577	3.4	$59.08
2022	61,567		2.3	1.1	$42.64	108,323	3.5	1.9	$36.99	5,911	6.1	0.1	$214.74	175,801	3.0	$44.95
2023	127,602		4.8	2.2	$39.41	56,182	1.8	1.0	$36.87	6,432	6.7	0.1	$75.75	190,216	3.3	$39.89
2024	38,650		1.5	0.7	$39.83	190,721	6.2	3.3	$31.64	3,233	3.3	0.1	$135.75	232,604	4.0	$34.45
2025	161,881		6.1	2.8	$35.69	108,537	3.5	1.9	$28.46	1,010	1.0	—	$251.61	271,428	4.6	$33.60
2026	162,463		6.1	2.8	$39.08	44,960	1.5	0.8	$43.66	—	—	—	$—	207,423	3.5	$40.07
2027	79,850		3.0	1.4	$39.29	154,179	5.0	2.6	$30.30	13,118	13.6	0.2	75.15	247,147	4.2	$35.59
2028	142,234		5.4	2.4	$40.64	219,874	7.1	3.8	$22.76	1,906	2.0	—	$104.11	364,014	6.2	$30.17
Thereafter	1,149,151	(2)(3)(4)	43.3	19.7	$49.60	1,606,515	51.9	27.5	$22.58	29,248	30.2	0.5	$74.09	2,784,914	47.6	$34.27
Signed Leases Not Commenced	148,620		5.6	2.5	—	164,302	5.3	2.8	—	—	—	—	—	312,922	5.4	—
Available	204,692		7.7	3.5	—	88,624	2.9	1.5	—	1,773	1.8	—	—	295,089	5.0	—
Total (5)	2,656,486		100.0%	45.4%	$38.40	3,093,581	100.0%	52.9%	$24.14	96,707	100.0%	1.7%	$114.5	5,846,774	100.0%	$32.11

First Quarter 2019 Supplemental Information	Page 28

LEASE EXPIRATIONS (CONTINUED)

As of March 31, 2019

Notes:

(1)
Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2019 for the leases expiring during the applicable period by (ii) 12 months.

(2)
The expirations include 23,101 square feet leased by Salesforce.com at The Landmark at One Market through June 30, 2019, for which Autodesk, Inc. has signed an agreement to lease such space beginning July 1, 2019 through December 31, 2023 with options to extend the lease through December 31, 2033.

(3)
The expirations include 19,697 square feet leased by Wargaming (USA), Inc. at City Center Bellevue through May 31, 2019, for which Smartsheet, Inc. has signed an agreement to lease such space beginning June 1, 2019 through December 31, 2026 with options to extend the lease through December 31, 2031.

(4)
The expirations include 183,029 square feet leased by Salesforce.com at The Landmark at One Market through June 30, 2019, for which Google LLC has signed an agreement to lease such space beginning July 1, 2019 through December 31, 2029 with options to extend the lease through December 31, 2039.

(5)	Individual items may not add up to total due to rounding.

First Quarter 2019 Supplemental Information	Page 29

PORTFOLIO LEASED STATISTICS

	At March 31, 2019				At March 31, 2018
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Retail Properties (square feet)	3,093,581	3,004,957		97.1%	3,214,710	3,106,270		96.6%
Office Properties (square feet)	2,656,486	2,451,794		92.3%	2,561,936	2,424,698		94.6%
Multifamily Properties (units)	2,112	1,983		93.9%	2,112	1,957		92.7%
Mixed-Use Properties (square feet)	96,707	94,934		98.2%	96,707	93,709		96.9%
Mixed-Use Properties (units)	369	339	(3)	91.8%	369	348	(3)	94.3%

Same-Store(2) Statistics
Retail Properties (square feet)(4)	2,675,534	2,586,910		96.7%	2,677,073	2,618,683		97.8%
Office Properties (square feet)(5)	2,563,872	2,412,817		94.1%	2,561,936	2,424,698		94.6%
Multifamily Properties (units)	2,112	1,983		93.9%	2,112	1,957		92.7%

Notes:

(1)
Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.

(2)	See Glossary of Terms.

(3)	Represents average occupancy for the three months ended March 31, 2019 and 2018.

(4)	The same-store portfolio excludes Waikele Center due to significant redevelopment activity.

(5)	The same-store portfolio excludes Torrey Point, as it was placed into operations in August 2018.

First Quarter 2019 Supplemental Information	Page 30

TOP TENANTS - RETAIL

As of March 31, 2019
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.7%	$3,720,000	5.0%	2.0%
2	Nordstrom Rack	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2022 10/31/2022	69,047	2.2	1.2	2,189,648	2.9	1.2
3	Sprouts Farmers Market	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2024 3/31/2025 9/30/2032	71,431	2.3	1.2	1,919,436	2.6	1.0
4	Vons	Lomas Santa Fe Plaza	12/31/2022	49,895	1.6	0.9	1,399,205	1.9	0.7
5	Old Navy	Waikele Center, South Bay Marketplace, Alamo Quarry Market	7/31/2020 4/30/2021 9/30/2022	59,780	1.9	1.0	*	*	*
6	Marshalls	Solana Beach Towne Centre, Carmel Mountain Plaza	1/31/2025 1/31/2029	68,055	2.2	1.2	1,335,447	1.8	0.7
7	Regal Cinemas	Alamo Quarry Market	3/31/2023	72,447	2.3	1.2	1,231,599	1.6	0.7
8	Michaels	Carmel Mountain Plaza Alamo Quarry Market	1/31/2024 2/29/2028	46,850	1.5	0.8	1,072,635	1.4	0.6
9	Ross	South Bay Marketplace Carmel Mountain Plaza	1/31/2023 1/31/2024	51,125	1.7	0.9	1,013,981	1.4	0.5
10	Angelika Film Center	Carmel Mountain Plaza	1/31/2024	34,561	1.1	0.6	1,006,589	1.3	0.5
	Top 10 Retail Tenants Total			678,191	21.8%	11.7%	$14,888,540	19.9%	7.9%

*	Data withheld at tenant's request.

First Quarter 2019 Supplemental Information	Page 31

TOP TENANTS - OFFICE

As of March 31, 2019
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	salesforce.com (1)	The Landmark at One Market	6/30/2019	206,130	7.8%	3.5%	$12,076,756	11.8%	6.4%
2	Autodesk, Inc.	The Landmark at One Market	12/31/2022 12/31/2023	114,664	4.3	2.0	9,827,617	9.6	5.2
3	Google LLC	The Landmark at One Market	12/31/2029	47,988	1.8	0.8	4,841,400	4.7	2.6
4	Veterans Benefits Administration	First & Main	8/31/2020	93,572	3.5	1.6	3,006,453	2.9	1.6
5	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	3.8	1.7	2,793,164	2.7	1.5
6	State of Oregon: Department of Environmental Quality	Lloyd 700	10/31/2031	87,787	3.3	1.5	2,607,730	2.6	1.4
7	Alliant International University	One Beach	10/31/2019	64,161	2.4	1.1	2,521,879	2.5	1.3
8	Smartsheet, Inc.	City Center Bellevue	12/31/2026	53,972	2.0	0.9	2,509,698	2.5	1.3
9	VMWare, Inc.	City Center Bellevue	11/30/2022 5/31/2025	72,883	2.7	1.2	2,404,668	2.4	1.3
10	Treasury Call Center	First & Main	8/31/2020	63,648	2.4	1.1	2,184,302	2.1	1.2
	Top 10 Office Tenants Total			906,653	34.0%	15.4%	$44,773,667	43.8%	23.8%

Notes:

(1)
The total leased square feet currently leased by salesforce.com includes (i) 23,101 square feet for which Autodesk, Inc. has signed an agreement to lease beginning July 1, 2019 through December 31, 2023 and (ii) 183,029 square feet for which Google LLC has signed an agreement to lease beginning July 1, 2019 through December 31, 2029.

First Quarter 2019 Supplemental Information	Page 32

APPENDIX

First Quarter 2019 Supplemental Information	Page 33

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three months ended March 31, 2019 and 2018 is as follows:

	Three Months Ended
	March 31,
	2019	2018
Net income (loss)	$15,243	$(691)
Depreciation and amortization	20,583	33,279
Interest expense	13,349	13,820
Interest income	(7)	(140)
Income tax expense/(benefit)	236	(65)
EBITDA	$49,404	$46,203

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended
	March 31,
	2019	2018
EBITDA	$49,404	$46,203
Pro forma adjustments	—	—
Adjusted EBITDA	$49,404	$46,203

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months ended March 31, 2019 and 2018 is as follows:

	Three Months Ended
	March 31,
	2019	2018
Net income (loss)	$15,243	$(691)
Depreciation and amortization	20,583	33,279
Interest expense	13,349	13,820
Interest income	(7)	(140)
Income tax expense/(benefit)	236	(65)
EBITDAre	$49,404	$46,203

First Quarter 2019 Supplemental Information	Page 34

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended
	March 31,
Reconciliation of NOI to net income	2019	2018
Total NOI	$55,477	$51,766
General and administrative	(6,073)	(5,567)
Depreciation and amortization	(20,583)	(33,279)
Operating Income	$28,821	$12,920
Interest expense	(13,349)	(13,820)
Other income, net	(229)	209
Net income (loss)	$15,243	$(691)
Net (income) loss attributable to restricted shares	(93)	72
Net (income) loss attributable to unitholders in the Operating Partnership	(4,055)	166
Net income (loss) attributable to American Assets Trust, Inc. stockholders	$11,095	$(453)

Overall Portfolio: Includes all operating properties owned by us as of March 31, 2019.

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is

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GLOSSARY OF TERMS (CONTINUED)

a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended
	March 31,
Reconciliation of Total Cash NOI to Net Income	2019	2018
Total Cash NOI	$50,028	$51,504
Non-cash revenue and other operating expenses (1)	5,449	262
General and administrative	(6,073)	(5,567)
Depreciation and amortization	(20,583)	(33,279)
Operating income	$28,821	$12,920
Interest expense	(13,349)	(13,820)
Other income, net	(229)	209
Net income (loss)	$15,243	$(691)

(1)
Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, lease termination fees at Carmel Mountain Plaza, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended (1)
	March 31,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2019	2018
Same-Store Cash NOI	$41,166	$40,866
Redevelopment Cash NOI (2)	2,130	3,720
Same-Store Cash NOI with Redevelopment	43,296	44,586
Tenant improvement reimbursements	991	868
Total Same-Store Cash NOI with Redevelopment	$44,287	$45,454
Non-Same Store Cash NOI	5,741	6,050
Total Cash NOI	$50,028	$51,504
Non-cash revenue and other operating expenses (3)	5,449	262
General and administrative	(6,073)	(5,567)
Depreciation and amortization	(20,583)	(33,279)
Operating income	$28,821	$12,920
Interest expense	(13,349)	(13,820)
Other income, net	(229)	209
Net income (loss)	$15,243	$(691)

(1)
Same-store excludes (i) Waikele Center, due to significant redevelopment activity; (ii) Torrey Point, which was placed into operations and became available for occupancy in August 2018; (iii) Waikiki Beach Walk - Embassy Suites™ and Waikiki Beach Walk - Retail, due to significant spalling repair activity, and (iv) land held for development.

(2)	Redevelopment property refers to Waikele Center and Lloyd District Portfolio - Land.

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GLOSSARY OF TERMS (CONTINUED)

(3)
Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, lease termination fees at Carmel Mountain Plaza, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

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GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

Comparison of Three Months Ended
March 31, 2019 to 2018
	Same-Store	Non Same-Store	Redevelopment Same-Store
Retail Properties
Carmel Country Plaza	X		X
Carmel Mountain Plaza	X		X
South Bay Marketplace	X		X
Gateway Marketplace	X		X
Lomas Santa Fe Plaza	X		X
Solana Beach Towne Centre	X		X
Del Monte Center	X		X
Geary Marketplace	X		X
The Shops at Kalakaua	X		X
Waikele Center		X	X
Alamo Quarry Market	X		X
Hassalo on Eighth - Retail	X		X
Office Properties
Torrey Reserve Campus	X		X
Torrey Point		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X
The Landmark at One Market	X		X
One Beach Street	X		X
First & Main	X		X
Lloyd District Portfolio	X		X
City Center Bellevue	X		X
Multifamily Properties
Loma Palisades	X		X
Imperial Beach Gardens	X		X
Mariner's Point	X		X
Santa Fe Park RV Resort	X		X
Pacific Ridge Apartments	X		X
Hassalo on Eighth	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail		X
Waikiki Beach Walk - Embassy Suites™		X
Development Properties
Solana Crossing - Land		X
Solana Beach - Highway 101 - Land		X
Lloyd District Portfolio - Land		X	X

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GLOSSARY OF TERMS (CONTINUED)

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

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